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           EXHIBIT 23.1   CONSENT OF SHATSWELL, MACLEOD & COMPANY, P.C.




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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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We consent to the incorporation by reference in the Registration Statement on
Form S-8 of our report dated April 20, 2001, relating to the consolidated balance sheets of Bay State Bancorp, Inc. and Subsidiaries as of March 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 2001, which is included in the Form 10-K of Bay State Bancorp, Inc.

/s/ Shatswell, MacLeod & Company, P.C.
SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
September 11, 2001